Limited Option of First Sale

     This Agreement, by and between The Thomas W. Adamson Family Limited Partnership ("Adamson"), and AEI Real Estate Fund XVIII Limited Partnership (the "AEI Partnership"), is effective as of the 21 day of March, 1997, and supercedes in its entirety that certain Limited Option of First Sale dated March 3, 1997.

                            RECITALS

Whereas, Adamson has purchased an undivided 31.2892% interest in that certain property legally described on Exhibit A attached hereto (the "Property"), as a Co-Tenant with the AEI Partnership, which as of the date hereof owns an undivided 37.9481% interest in the Property; and

Whereas, as consideration for Adamson's purchase of its interest in the Property from the AEI Partnership, the AEI Partnership has granted Adamson the Limited Option of First Sale of Adamson's interest in the Property, but only upon the limited terms set forth herein.

     Now, therefore, in Consideration of the purchase by Adamson of its undivided interest in the Property, Adamson and the AEI Partnership (in its individual capacity as a matter of contract right and not as a covenant running with the AEI Partnership's interest in the Property) agree that:

1. Freedom of Transfer. Adamson shall be free to dispose of its interest in the Property, whether according to this Agreement, or upon such terms and conditions as Adamson shall determine. However, the rights afforded Adamson hereunder are personal to Adamson, and may not be assigned and do not run with Adamson's interest in the Property. The AEI Partnership shall be free to sell or transfer all any part of its interest in the Property, provided, however, for as long as Adamson shall retain an undivided interest in the Property, the AEI Partnership will retain at least a 5% ownership interest in the Property, subject to disposition by the AEI Partnership as further set forth herein. The AEI Partnership's sale or transfer of its remaining 5% interest shall be governed by the terms hereof.

2. Limited Option of First Sale. At such time as the AEI Partnership intends to sell all or any portion of its remaining interest in the Property (provided such sale is not in connection with a Liquidation Plan (defined below)), which sale would bring the AEI Partnership's interest below an undivided 5% interest, the AEI Partnership agrees it will:

     AA. Notice of Intent to Sell. Provide Adamson with written notice of the AEI Partnership's intent to sell the AEI Partnership's remaining interest of or below 5% of the Property ("Remaining Interest"), prior to accepting any offer to sell such Remaining Interest;

     BB. Notice of Buyer's Offer. Provide Adamson with written notice ("AEI Partnership Notice") containing all of the relevant terms and conditions of the offer, including a copy of the Purchase Agreement from a buyer willing to make a valid offer for the purchase of all or a portion of the Remaining Interest held by the AEI Partnership, and a statement of the costs incurred by the AEI Partnership (including reasonable outside attorney's fees, if any) in obtaining said offer.

     C. Notice of Acceptance or Deemed Rejection. Within 10 business days of receipt of such AEI Partnership Notice, Adamson will either:
               (a) accept by written notification an assignment of such offer for themselves and sell part, or all, of its interest in the property to the buyer upon terms contained in the AEI Partnership Notice, in which event Adamson agrees to reimburse the AEI Partnership for the costs incurred by the AEI Partnership in obtaining said offer; or

               (b) reject the offer contained in the AEI
          Partnership Notice; if no written acceptance of the AEI Partnership's offer to assign its interest is received by the AEI Partnership within said ten days, Adamson will have been deemed to have rejected such offer.

     Upon Adamson's rejection of the offer, the AEI Partnership shall be free to sell all, or part, of its Remaining
     Interest in the Property to such buyer upon such terms and conditions as stated in the notice to Adamson.

     D. Termination or Survival of Limited Option. If the buyer is willing and able to acquire the entire interest owned by Adamson, and Adamson decline to sell its entire interest, then the AEI Partnership shall have no continuing obligation to provide Adamson with any further notice of an option to sell any interest in the Property. If the buyer is willing to acquire only a portion of the interest in the property owned by Adamson, then the AEI Partnership shall remain subject to the provisions hereof until released therefrom according to the terms hereof.

3. Plan of Liquidation. Notwithstanding anything herein to the contrary, the aforesaid Option to Sell shall not apply nor be binding on the AEI Partnership, if the AEI Partnership shall dispose of all of its interest in the Property according to a written plan of liquidation ("Plan of Liquidation") executed prior to the disposition of the AEI Partnership's remaining interest in the Property, said Plan of Liquidation contemplating the sale of all of the AEI Partnership's assets over a continuous period in a series of related transactions commenced with the express design to liquidate the AEI Partnership's interests in all assets, and no damages shall accrue to Adamson if in fact such liquidation occurs within a commercially reasonable time in accordance with such written Plan of Liquidation.

4.   Miscellaneous.

     A. All notices provided for herein shall be in writing and shall be deemed to have been given when delivered, personally or by registered or certified mail or nationally recognized overnight carrier, return receipt requested, postage prepaid, addressed as follows:


if to Adamson at:
          Wayne Adamson, General Partner
          1400 West Walnut
          Marion, Il.  62959
and
          Gerald Adamson
          206 Palm Avenue
          Bullhead, Az.  86430

if to AEI at:

Attention:   Robert P. Johnson, President
             AEI Fund Management XVIII, Inc.
             1300 Minnesota World Trade Center
             30 East Seventh Street
             Saint Paul, Minnesota    55101

or addressed to any such party at such address as such party shall hereinafter furnish by notice to the other parties.

     B. This Agreement shall be construed according to the laws of the State of Minnesota and the parties agree to be governed by the jurisdiction of and consent to venue of any action to enforce this agreement in the State of Minnesota or the principal place of business of Adamson or the situs of the Property, said choice of venue to be at the sole discretion of AEI.

     C. In the event it becomes necessary for either party to bring suit to enforce the terms or conditions hereof, the successful party shall have the right to recover reasonable attorney's fees and costs.



     In witness whereof, the parties have executed this Agreement effective as of the date first written above.

THE THOMAS W. ADAMSON FAMILY LIMITED PARTNERSHIP

By: /s/ Gerald E Adamson
        Its General Partner

By: /s/ Wayne K Adamson
        Its General Partner



AEI REAL ESTATE FUND XVIII LIMITED PARTNERSHIP
By:  AEI FUND MANAGEMENT XVIII, INC.
     By: /s/ Robert P Johnson
             Robert P. Johnson, President







                                     EXHIBIT A

                                 Legal Description



     Premises:  APPLEBEE'S NEIGHBORHOOD GRILL & BAR



     A  portion of Section 26, Township 2 South.  Range 21  West,
     Walton County, Florida, being more particularly described as follows:

     Commence at the intersection with the East line of the aforesaid Section 26 and the North Right-of-way Line of State Road 30 (U.S. 98. 100' R/W); thence go North 77 degrees 09 minutes 03 seconds West along the aforesaid Right-of-way line, a distance of 1233.51 feet to a point of curvature: thence go along a curve to the left, having a radius of 5779.65 feet, an arc distance of 1060.26 feet (CH. = 1058.78', CH. BRG. = North 82 degrees 24 minutes 26 seconds West); thence departing the aforesaid North Right-of-way line, go North 02 degrees 59 seconds 27 minutes East, a distance of 10.00 feet to a point on a curve, being concave southerly and having a radius of 5789.65 feet and the Point of Beginning: thence go northwesterly along the aforesaid curve, an arc distance of 180.00 feet (CH. = 179.99', CH. BRG. = North 88 degrees 33 minutes 11 seconds West): thence go North 02 degrees 59 minutes 27 seconds East, a distance of 215.00 feet: thence go South 88 degrees 38 minutes 25 seconds East, a distance of 178.79 feet to a Point on a curve, being concave southwesterly and having a radius of
     44.90 feet: thence go Southeasterly along the aforesaid curve, an arc distance of 10.44 feet (CHI. = 10.42'. CHI. BRAG. = South 03 degrees 39 minutes 46 seconds East) to the Point of Tangency: thence go South 02 degrees 59 minutes 27 seconds East, a distance of 204.89 feet to the Point of Beginning.


     EXCEPTING THEREFROM THAT PORTION

     lying Northerly of and within 66 feet of the centerline of survey of State Road 30 (US 98) Section 60020, Westerly of Station 248+00 and lying Northerly of and within 67 feet of said centerline of survey, between Station 248+00 and Station 256+51 and lying Northerly of said centerline of survey and within a transition from 67 feet at Station 256+51 to 87 feet at Station 256+76; and lying Northerly of and within 110 feet of said centerline of survey, between Station 256+76 and Station 257+36; and lying Northerly of said centerline of survey and within a transition from 87 feet at Station 257+36 to 67 feet at Station 257+61; and lying Northerly of and within 67 feet of said centerline of survey Easterly of Station 257+611; said centerline to be described and said Stations to be located as follows:
     Commence on a capped rod (RLS # 1835) at the Southeast corner of Sandestin Estates Subdivision, as per plat recorded in Plat Book 4, Page 25 of the Public Records of Walton County, Florida; thence South 44 16' 49" East 101.64 feet; thence North 83 48' 54" East 3476.74 feet (crossing the East line of Section 27, Township 2 South, Range 21 West and the West line of Section 26, Township 2 South 2 South, Range 21 West) to the POINT OF BEGINNING of centerline of survey to be described herein, said point being the beginning of a curve, concave Southerly, having a radius of 5729.58 feet; thence run Northeasterly, Easterly and Southeasterly 1302.52 feet along said curve, thru a central angle of 13 o1' 31" to Station 248+00; thence continue Southeasterly 695.62 feet along said curve, thru a central angle of 6 57' 22" to the end of curve; thence South 76 12' 14" East 155.38 feet to Station 256+51; thence continue South 76 12' 14" East 25.0 feet to Station 256+76; thence continue South 76 12' 14" East 60.00 feet to Station 257+36; thence continue South 76 12'14" East 25.0 feet to Station 257+61; thence continue South 76 12' 14" East 977.87 feet to the East line of said Section 26 (West line of Section 25, Township 2 South Range 21 West) at a point 4561.50 feet South 1 50' 37" West of a four inch by four inch concrete monument on the Northeast corner of said Section 26 (Northwest corner of said Section 25); thence continue South 76 12' 14" East 1359.55 feet to a point of intersection with the Southerly extension of the Easterly line of Parcel A of Tract 308 of said Section 25; and end of centerline of survey herein described; said point being 518.40 feet South 2 00' 23" West of a capped rod (RLS # 2535) on the Northeast corner of said partial A; containing 1080 square feet, more or less.